UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2014

ACCELERON PHARMA INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36065 (Commission File Number)	27-0072226 (I.R.S. Employer Identification Number)

128 Sidney Street Cambridge, MA (Address of principal executive offices)	02139 (Zip Code)

Registrant’s telephone number, including area code:  (617) 649-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 20, 2014, Acceleron Pharma Inc. (the “Company”) held its previously announced Annual Meeting of Stockholders (the “Meeting”), at which a quorum was present. At the Meeting, the stockholders of the Company voted on the two proposals as follows: (i) to elect Jean M. George, George Golumbeski and Edwin M. Kania as Class I members of the board of directors to serve until the Company’s 2017 annual meeting of stockholders and until their successors are duly elected and qualified (“Proposal 1”) and (ii) to ratify the selection of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 (“Proposal 2”).

The Company’s stockholders approved Proposal 1. The votes cast at the Annual Meeting were as follows:

•                  On the election of Jean M. George as a Class I director — 24,171,606 shares voted for and 410,924 shares withheld.

•                  On the election of George Golumbeski as a Class I director — 24,564,398 shares voted for and 18,132 shares withheld.

•                  On the election of Edwin M. Kania as a Class I director — 24,577,358 shares voted for and 5,172 shares withheld.

There were no abstentions or broker non-votes with respect to Proposal 1.

The Company stockholders approved Proposal 2. The votes cast at the Annual Meeting were as follows: 24,567,927 shares voted for, 14,603 shares voted against and zero shares abstained from voting. There were no broker non-votes with respect to Proposal 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERON PHARMA INC.

By:	/s/ John Quisel
John Quisel
Senior Vice President and General Counsel

Date:  June 24, 2014